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                                                                Exhibit 23(j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A, Post-Effective Amendment No. 12 to File No. 333-81209; Amendment No. 13 to File No. 811-09397) of The Gabelli Utilities Fund of our report dated February 24, 2009 included in the 2008 annual report to shareholders.

                                                   /s/ ERNST & YOUNG LLP
                                                   ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 27, 2009